"We had the best year in our 115-year history.” - Todd Brice President and Chief Executive Oﬃcer 2016 Highlights RECORD NET INCOME MILLION in 2016 $71.4 $67.1 MILLION in 2015 $57.9 MILLION in 2014 1.08% RETURN ON AVERAGE ASSETS IN 2016 IN 2016 13.7% RETURN ON TANGIBLE EQUITY PERFORMANCE "We are seeing excellent growth across all of our markets.” - Todd Brice President and Chief Executive Oﬃcer Increase in cash dividends paid in 2016 8.1% Total Deposits Increased 11.6% Total Loans Increased $584 MILLION 13.5% Commercial Loans Increased $519 MILLION $396 MILLION 30% Total shareholder return* for STBA was over Market cap of BILLION $1.4 *includes reinvested dividends 5.5%